EXHIBIT 32.1
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE
The following certification accompanies the issuer’s Annual Report on Form 10-K and is furnished, not filed, as provided in SEC Release Nos. 33-8238, 34-47986 dated June 5, 2003:
I, Haley Owen, certify that (i) the MetLife Policyholder Trust’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the MetLife Policyholder Trust.

WILMINGTON TRUST COMPANY,
Not in its individual capacity, but solely in its capacity as Trustee of the
MetLife Policyholder Trust

By:	/s/ Haley Owen
Haley Owen
Assistant Vice President
Date: March 27, 2024